UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2011, PPL Corporation (“PPL” or the “Company”) issued a press release announcing that James H. Miller, PPL chairman and chief executive officer, has announced his retirement, effective on March 31, 2012.  As a result, Mr. Miller, effective immediately, resigned from his position as chief executive officer of the Company and will continue to serve as chairman of PPL’s board of directors until his retirement.

On November 17, 2011, the PPL board of directors elected William H. Spence as chief executive officer of the Company and as a director, effective immediately.  In connection with Mr. Spence’s election, his annual base salary was increased from $820,000 to $1,000,000.  In all other respects, Mr. Spence’s compensation and benefits remain the same as reported in the Company’s Current Report on Form 8-K dated July 27, 2011 which announced his promotion at that time to President of the Company.  A copy of the Company’s press release announcing Mr. Miller’s retirement and Mr. Spence’s appointment is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release, dated November 17, 2011, announcing the retirement of James H. Miller and appointment of William H. Spence as chief executive officer of PPL Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel
James E. Abel Senior Vice President – Finance and Treasurer

Dated:  November 17, 2011